                                                                    Exhibit 99.1



                               January 10, 1995



Tele-Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado  80111

Gentlemen:

          The persons listed on Schedule 1 hereto (the "Selling Stockholders") are the holders of notes (the "Notes") issued by TCI-UA, Inc. ("TCI-UA"), an indirect wholly-owned subsidiary of Tele-Communications, Inc. (the "Company"). The Notes are convertible into shares of the Class A Common Stock, $1.00 par value per share, of the Company (the "Class A Stock"). The Selling Stockholders have requested that the Company file pursuant to the Securities Act of 1933, as amended (the "Act"), a registration statement with respect to the number of shares of Class A Stock to be issued from time to time upon conversion of up to $30 million aggregate principal amount of the Notes (the "Shares"), and the offering and sale of the Shares from time to time by the Selling Stockholder or Selling Stockholders to whom they are issued. The Company has prepared a registration statement on Form S-3 (the "Registration Statement") with respect to the Shares and the offering and sale thereof by the Selling Stockholders on a delayed or continuous basis pursuant to Rule 415 under the Act. On the terms and conditions set forth in this letter agreement (this "Agreement"), the Company has agreed to file the Registration Statement with the Commission and to use diligent efforts to cause said Registration Statement to become effective under the Act and to remain effective until the earlier of (i) the termination of the offering of the Shares by the Selling Stockholders or (ii) the first anniversary of the effective date of the Registration Statement (or for such longer period as the Company in its sole discretion may determine). As used herein, the term "Registration Statement" means the Registration Statement, including exhibits and financial statements and schedules and documents incorporated by reference therein, as amended, when it becomes effective under the Act and, in the case of references to the Registration Statement as of a date subsequent to the effective date, as amended or supplemented as of such date. As used herein, the term "Prospectus" means the prospectus included in the Registration Statement as of the date it becomes effective under the Act and, in the case of references to the Prospectus as of a date subsequent to the effective date of the
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Tele-Communications, Inc.
January 10, 1995
Page 2

Registration Statement, as amended or supplemented as of such date, including all documents incorporated by reference therein, as amended, and each prospectus supplement relating to the offering and sale of any of the Shares. As used herein, the term "Selling Stockholder" means each person listed on Schedule 1 hereto and each person (a "Permitted Transferee") to whom a person listed on
Schedule 1 hereto transfers Notes after the date hereof in a transaction permitted by that certain Stock Purchase Agreement, dated as of July 9, 1986, among the Company and certain shareholders of United Artists Communications, Inc., provided that such Permitted Transferee becomes a party to this Agreement as contemplated by paragraph 9 hereof.

          The Selling Stockholders hereby confirm their agreement with the Company as follows:

          1. All expenses in connection with the Registration Statement, any qualification or compliance with federal or state laws required in connection therewith, and the distribution of the Shares shall, as between the Selling Stockholders and the Company, be borne as follows:

               (a) The Company shall pay and be responsible for the registration fee payable under the Act, blue sky fees and expenses, if applicable (subject to the limitations set forth in paragraph 4), and all fees and disbursements of the Company's counsel and accountants. The Company will not engage the services of a printer with respect to the Registration Statement or the Prospectus, but will arrange for the photocopying thereof and bear the photocopying costs.

               (b) The Selling Stockholders shall pay all fees and disbursements of their own counsel and advisers, all stock transfer fees or expenses, if any, and all other expenses (including underwriting discounts and selling commissions) related to the distribution of the Shares that have not expressly been assumed by the Company as set forth above.

          2. Each Selling Stockholder hereby confirms to the Company that the information contained in the sections of the Registration Statement entitled "The Shares Being Offered", "Selling Stockholders" and "Plan of Distribution", and on the first two pages of the Prospectus included therein, in each case as it relates to such Selling Stockholder (including, without limitation, such Selling Stockholder's ownership of Notes and offering of Shares) is accurate and complete and may specifically be used in the Registration Statement. Without
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Tele-Communications, Inc.
January 10, 1995
Page 3

limiting the generality of the foregoing, each Selling Stockholder acknowledges and confirms that the shares of Class A Stock issued upon conversion of the Notes will be included in the Shares covered by the Registration Statement on the basis of the order in which the Notes, up to an aggregate principal amount of $30 million, are converted. Each Selling Stockholder further acknowledges that the information referred to in the first sentence of this paragraph 2 is disclosed in the Registration Statement in accordance with the requirements of Items 507 and 508 of Regulation S-K promulgated by the Commission under the Act, and each Selling Stockholder agrees to notify promptly the Company of any change after the date hereof in such information and of any additional information relating to such Selling Stockholder and the distribution of the Shares (including, without limitation, the information referred to in paragraph 4 below) that may be required pursuant to said Items to be disclosed. The information referred to in this paragraph 2 and in paragraph 4 below, as amended or supplemented from time to time, is hereinafter called the "Selling Stockholder Information".

          3. During such time as the Selling Stockholders may be engaged in a distribution of the Shares, each Selling Stockholder agrees to comply with Rules 10b-2, 10b-6 and 10b-7 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") and pursuant thereto will, among other things, (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such Rules; (ii) distribute the Shares owned by such Selling Stockholder solely in the manner described in the Registration Statement; (iii) cause to be furnished to each agent, broker-dealer or underwriter to or through whom the Shares owned by such Selling Stockholder may be offered, or to the offeree if an offer is made directly by such Selling Stockholder, such copies of the Prospectus (as amended or supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer, underwriter or offeree and (iv) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act.

          4. Each Selling Stockholder agrees to notify the Company, at least five (5) business days prior to any distribution of Shares by such Selling Stockholder, of the dates on which the distribution will commence and terminate, the number of Shares to be sold, the terms and manner of sale (including, to the extent applicable, the purchase price, the public offering price, the name of any agent, broker-dealer or underwriter to or through whom such distribution is being made, and the amount of any selling commissions, underwriting discounts or other items constituting compensation to such agent, broker-dealer or underwriter), and the number of shares of Class A Stock that will be beneficially owned by such Selling Stockholder after giving effect to such sale. To the extent required, the Company will (i) prepare a supplement to the Prospectus based upon the information so provided and file the
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Tele-Communications, Inc.
January 10, 1995
Page 4

same with the Commission pursuant to Rule 424(b) under the Act and (ii) register or qualify at its expense the Shares to be sold under the securities or blue sky laws of such reasonable number of jurisdictions in the United States as such Selling Stockholder shall request; provided, however, that the Company shall in
                                   --------  -------
no event be required to qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of any such jurisdiction, to execute or file any general consent to service of process under the laws of any jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Shares, or to subject itself to taxation in any jurisdiction where it has not theretofore done so. Each Selling Stockholder also agrees to inform the Company and any agents or broker-dealers through whom sales of Shares by such Selling Stockholder may be made when each distribution of the Shares is over.

          5. On notice from the Company that, in connection with action proposed to be taken by the Company (including, without limitation, the distribution or repurchase of any of its securities), it requires the suspension by the Selling Stockholders of the distribution of any of the Shares, each Selling Stockholder agrees to cease distributing the Shares until such time as the Company notifies the Selling Stockholders that distribution of the Shares may recommence.

          6. (a) The Company agrees to indemnify and hold harmless each Selling Stockholder and each person (if any) who controls such Selling Stockholder within the meaning of either the Act or the Exchange Act (collectively, the "Seller Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, to which such Seller Indemnified Parties may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of any federal or state securities law or rule or regulation thereunder applicable to the Company and relating to any action required of the Company in connection with the Registration Statement; and, subject to paragraph 6(c), the Company will reimburse such Seller Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that the Company will
                                       --------  -------
not indemnify or hold harmless any Seller Indemnified Party from or against any such loss, claim, damage, liability or expense (i) that arises out of or is based upon any violation of any

Tele-Communications, Inc.
January 10, 1995
Page 5

federal or state securities laws, rules or regulations committed by any of the Seller Indemnified Parties (or any agent, broker-dealer or underwriter engaged by them) or (ii) if the untrue statement, omission or allegation thereof upon which such losses, claims, damages, liabilities or expenses are based (x) was made in reliance upon and in conformity with the Selling Stockholder Information, or (y) was made in any Prospectus used after such time as the Company advised the Selling Stockholders that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented, or (z) was made in any Prospectus used after such time as the obligation of the Company hereunder to keep the Registration Statement effective and current has expired.

          (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless, the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act (the "TCI Indemnified Parties"), from and against any losses, claims, damages or liabilities, joint or several, to which the TCI Indemnified Parties may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with the Selling Stockholder Information relating to such Selling Stockholder, or (ii) the use of any Prospectus after such time and the Company has advised the Selling Stockholders that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, or (iii) the use of any Prospectus after such time as the obligation of the Company hereunder to keep the Registration Statement effective and current has expired, or (iv) any violation by such Selling Stockholder or any person who controls such Selling Stockholder within the meaning of either the Act or the Exchange Act (or any agent, broker-dealer or underwriter engaged by such Selling Stockholder or any such controlling person) of any federal or state securities law or rule or regulation thereunder; and, subject to paragraph 6(c), such Selling Stockholder will reimburse such TCI Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability.

          (c) Each party entitled to indemnification under this paragraph 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party shall assume the

Tele-Communications, Inc.
January 10, 1995
Page 6

defense of any such claim and any action or proceeding resulting therefrom, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party otherwise than under this paragraph 6. The Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be such Indemnified Party's expense unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include an Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Party in the conduct of the defense of such action (in which case, if such Indemnified Party notifies the Indemnifying Party that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not assume the defense of such action or proceeding on such Indemnified Party's behalf, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (unless the members of such firm are not admitted to practice in a jurisdiction in which an action is pending, in which case the Indemnifying Party will pay the reasonable fees and expenses of one additional firm of attorneys to act as local counsel in such jurisdiction, provided that the services of such counsel are substantially limited to that of appearing as attorneys of record) at any time for all Indemnified Parties, which firm shall be designated in writing by the Representatives (as defined in paragraph 7 below) or the Company as the case may be). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

Tele-Communications, Inc.
January 10, 1995
Page 7

          7. Each Selling Stockholder represents and warrants to the Company that (i) such Selling Stockholder has duly authorized John M. Sherwood, Robert
A. Naify and Marshall Naify (the "Representatives") and each of them, in such Selling Stockholder's name and on behalf of such Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to give all notices to the Company, and to receive all notices from the Company, that may be required or permitted hereunder, and to take such other action as may be necessary or desirable in connection with this Agreement and the transactions contemplated hereby, and (ii) a power of attorney to the foregoing effect has been duly authorized, executed and delivered by such Selling Stockholder and is a legal, valid and binding agreement of such Selling Stockholder. Without limiting the generality of the foregoing, each Selling Stockholder agrees that the Company may rely, without independent investigation, upon information contained in any notice given by a Representative to the Company pursuant to paragraphs 2 and 4 hereof, as fully and with the same effect as if the notice had been given by such Selling Stockholder directly.

          8. All notices or other communications required or permitted hereunder shall be given in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below:
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Tele-Communications, Inc.
January 10, 1995
Page 8

          If to the Company:

          Tele-Communications, Inc.
          Terrace Tower II
          5619 DTC Parkway
          Englewood, Colorado  80111-3000
          Attention: Stephen M. Brett
                     Executive Vice President and
                     General Counsel
          Telephone: (303) 267-4800
          Facsimile: (303) 488-3245

          If to the Representative or a Selling
           Stockholder:

          John M. Sherwood
          John M. Sherwood Law Corporation
          172 Golden Gate Ave.
          San Francisco, CA  94102
          Telephone: (415) 928-3200
          Facsimile: (415) 673-3329

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this paragraph 8.

          9. Each Selling Stockholder hereby acknowledges that TCI Communications, Inc. (formerly Tele-Communications, Inc. and, as referred to herein, "Old TCI") has withdrawn its Registration Statement on Form S-3 (Reg. No. 33-51104) (the "Former Shelf Registration Statement"), which covered the issuance of shares of Class A Stock to the Selling Stockholders upon conversion of up to $30 million aggregate principal amount of Notes, and the subsequent resale of those shares by the holders thereof from time to time thereafter. Each Selling Stockholder further acknowledges that such Selling Stockholder may no longer sell any shares of Class A Stock pursuant to the Former Shelf Registration Statement, nor shall such Selling Stockholder have any rights to require the Company or Old TCI to register any shares of Class A Stock pursuant to that certain letter agreement, dated September 30, 1992, among Old TCI and the Selling Stockholders.

          10. This Agreement shall be binding upon and inure to the benefit of the Company and each of the persons listed on Schedule 1 hereto and their respective Permitted
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Tele-Communications, Inc.
January 10, 1995
Page 9

Transferees; provided, however, that no Permitted Transferee shall be entitled
             --------  -------
to the benefits of this Agreement unless, in connection with the transfer of Notes to such Permitted Transferee, such Permitted Transferee signifies its agreement to and acceptance of the terms and conditions of this Agreement by executing and delivering a counterpart of this Agreement to the Company and a power of attorney to the effect set forth in paragraph 7 hereof to the Representatives.

          If the foregoing accurately sets forth our understanding, please so signify by signing the enclosed copy of this letter agreement in the space provided and returning it to the undersigned.



                                    Very truly yours,

                                    THE SELLING STOCKHOLDERS
                                    NAMED IN SCHEDULE I ATTACHED
                                    HERETO



                                    By:  /s/ John M. Sherwood
                                         ----------------------------
                                         Attorney-in-fact

TELE-COMMUNICATIONS, INC.



By:  /s/ Stephen M. Brett
     --------------------------
     Stephen M. Brett
     Executive Vice President

                                   SCHEDULE 1
                        to Letter Dated January 10, 1995
               Selling Stockholders to Tele-Communications, Inc.


Robert A. Naify
Marshall Naify
Valerie Naify
Leslie C. Naify
Christie M. Naify
Robert J. Naify
Mark S. Naify
Marshall Naify, Robert A. Naify, Georgette N. Rosekrans as Trustees under the
     Michael N. Naify testamentary trust for the benefit of Marshall Naify
John M. Sherwood as Trustee under the Leslie C. Naify 1981 Trust, dated December
     22, 1981
John M. Sherwood as Trustee under the Christie M. Naify 1981 Trust, dated
     December 22, 1981
John M. Sherwood as Trustee under the Robert J. Naify 1981 Trust, dated December
     22, 1981
John M. Sherwood as Trustee under the Christina Cortese 1983 Trust, dated
     December 21, 1983
John M. Sherwood as Trustee under the Acela Cortese 1983 Trust, dated December
     21, 1983
John M. Sherwood as Trustee under the Christina E. Naify 1985 Trust, dated June
     26, 1985
John M. Sherwood as Trustee under the Drew Michael Andrade 1986 Trust, dated
     April 25, 1986
John M. Sherwood as Trustee under the Marsha J. Naify Living Trust, dated
     October 1, 1990
John M. Sherwood as Trustee under the Michael S. Naify 1981 Trust, dated
     December 29, 1981
John M. Sherwood as Trustee under the Christina E. Naify 1981 Trust, dated
     December 29, 1981
Michael S. Naify
Christina E. Naify
Marshall Naify as Trustee under the Michael Stephen Naify Trust, dated January
     21, 1963
Richard R. Naify
Josephine Naify
James Naify